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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  April 3, 1998
                                                 -----------------------------

                           Westminster Capital, Inc.
                   (Formerly FarWest Financial Corporation)
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              (Exact name of registrant as specified in charter)


Delaware                                 1-4923             95-2157201
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(State or other jurisdiction       (Commission file     (IRS employer
    of incorporation)                   number)        identification no.)


9665 Wilshire Boulevard, Suite M-10, Beverly Hills, California        90212
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code          (310) 278-1930
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                                                                        Page 1

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ITEM 5.  OTHER EVENTS

     Registrant was notified on April 3, 1998 that the settlement agreement proposed by the Franchise Tax Board of the State of California ("FTB") settling Registrant's claims for refund in the amounts of $2,959,619 for the income year ended December 31, 1987 and $412,119 for the income year ended December 31, 1988, accepted by Registrant on February 23, 1998, has been approved by the Attorney General of the State of California and the executive board of the FTB, making the settlement binding upon the State of California.

     Under the terms of the settlement agreement, the State of California is obligated to refund 50% of the amounts claimed for refund by Registrant plus interest on those amounts. The settlement agreement calculates the amount of taxes and interest through June 30, 1997 to be refunded as $4,051,407.50. Additional interest will be due from July 1, 1997 to the date the settlement was approved, computed at the rate of 9% compounded daily.

     In 1992, Registrant established a valuation allowance of 50% of the refund claims plus accrued interest, and during 1994 established an additional provision for unresolved tax issues equal to the balance of the claims, effectively fully reserving the refund claims.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements.  None

     (b)  Pro Forma Financial Information.  None

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                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Westminster Capital, Inc.


Date:  April 3, 1998                   /s/ KEENAN BEHRLE
                                       ---------------------------------------
                                       Keenan Behrle
                                       Executive Vice President








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